Exhibit 99.1
PLAYSTUDIOS, Inc. Announces Third Quarter Results
Third Quarter Revenue of $48.9 million
Net loss of $11.0 million
Consolidated AEBITDA of $10.0 million
Las Vegas, Nevada – November 5, 2026 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), a developer and publisher of free-to-play mobile and social games and the creator of the playAWARDS loyalty platform,today announced financial results for the third quarter ended September 30, 2026.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, said, “Our third quarter results continue to reflect the challenging operating environment facing our legacy social casino portfolio. While these pressures persist, we continue to make progress toward building a simpler, more efficient, and more financially disciplined organization, as reflected in our improved operating margins this quarter. Through our restructuring program, Renewal, we have taken decisive steps to reduce our cost structure, streamline operations, and concentrate resources on the businesses and capabilities that we believe offer the strongest foundation for sustainable profitability and cash generation.”
Pascal continued, “During the quarter, we made the difficult but necessary decisions to discontinue two of our growth initiatives: Tetris Block Party and The Win Zone. Despite significant investment and the efforts of our teams, neither initiative demonstrated the sustained engagement, monetization, or economic returns necessary to justify continued investment. These decisions reflect our disciplined approach to capital allocation and our commitment to prioritizing profitability and financial returns. We believe that exiting these initiatives, together with the ongoing benefits of Renewal, will enable us to further simplify the business, reduce operating expenses, and strengthen our financial position.”
Third Quarter Financial Highlights
•Revenue was $48.9 million during the third quarter of 2026, compared to $57.6 million during the third quarter of 2025.
•Net loss was $11.0 million during the third quarter of 2026, representing a net loss margin of 22.6%, compared to net loss of $9.1 million during the third quarter of 2025, representing a net loss margin of 15.8%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $10.0 million during the third quarter of 2026, representing a margin of 20.4%, compared to $7.2 million during the third quarter of 2025, representing a margin of 12.6%.
•Direct-to-consumer revenue was $16.0 million during the third quarter of 2026, compared to $7.7 million during the third quarter of 2025, representing an increase of 108%.
•Average DAU was 1.7 million, Average MAU was 6.8 million, and ARPDAU was $0.31 during the third quarter of 2026.
•Cash and cash equivalents were $95.9 million as of September 30, 2026.
Management Commentary Snapshot
•Legacy social casino revenue and audience remained under pressure, reflecting continued secular headwinds across the category.
•Direct-to-consumer revenue continued to represent an increasingly important component of the Company's revenue mix, supporting improved platform economics and greater control over player relationships.
•The Company continued executing Renewal, its restructuring and cost reduction program, with a focus on simplifying operations, improving margins, and strengthening cash generation.
•Following a comprehensive evaluation of performance and investment requirements, the Company made the decisions to discontinue Tetris Block Party and The Win Zone.
•The Company is prioritizing its existing portfolio and applying more stringent financial and operating criteria to future growth investments.

•The Company continued to execute its share repurchase program, reflecting management's focus on disciplined capital allocation and shareholder value creation.
Cost Structure and Margin Improvement
In March 2026, the Company initiated Renewal, the second phase of its business restructuring, a broader scope program designed to simplify operations, reduce fixed costs, improve long-term profitability, and create a more stable operating platform. Renewal targeted the closure of 4 of the Company’s studios, the elimination of 177 positions, the consolidation of products and development teams, the unification of select technologies and tools, reductions in cost of sales, and lower marketing spend. To date, the Company has closed all 4 studios, exceeded its targeted role eliminations, and surpassed its cost of sales reduction goals, driven by the continued shift toward direct-to-consumer revenue. The Company is on pace to realize annualized savings at the top end of the initial forecast range, now raising and narrowing the range to $37.0 million to $39.0 million. These changes have made the business more focused and durable in an evolving market and provide a foundation from which the Company can evaluate selective future growth opportunities.
Capital Allocation and Growth Initiatives
During the third quarter, PLAYSTUDIOS took further steps to align its capital allocation strategy with its overriding priorities of operating stability, profitability, and cash generation. Following a review of the operating performance, investment requirements, and prospective returns of Tetris Block Party and The Win Zone, the Company determined that continued investment in these initiatives was not justified
Tetris Block Party
Despite continued product refinement and optimization efforts, the Company concluded that the investment required to support the product's longer-term development and growth was unlikely to generate acceptable returns. Accordingly, on September 30, 2026, PLAYSTUDIOS made the decision to discontinue Tetris Block Party, with operations ceasing in October 2026.
The Win Zone
Following reduced marketing investment and further evaluation of the product's operating economics and future capital requirements, the Company determined that continued investment was not warranted. On September 18, 2026, PLAYSTUDIOS made the decision to discontinue The Win Zone.
The discontinuation of both products represents an important step in the Company's broader efforts to simplify its operating model and improve capital efficiency. In connection with these decisions, the Company recognized a non-cash impairment charge of $6.7 million during the third quarter. In addition to the impairment charges, the Company recorded an impairment to goodwill totaling $9.2 million.
PLAYSTUDIOS remains focused on strengthening its established social casino and casual games portfolio, improving direct-to-consumer monetization, and identifying opportunities to enhance operating performance through greater efficiency and product optimization. While ongoing, we are pleased with the progress of our cost saving initiatives, with our quarterly consolidated AEBITDA margin having increased materially over the prior corresponding period.
AI Enablement
As part of its broader simplification effort, the Company continues to expand the use of AI across its development and operating teams. Management believes practical, AI-enabled workflows can improve productivity, execution quality, and margins over time, and is prioritizing applications with measurable operating benefits.
Share Repurchase Plan
As of September 30, 2026, the Company had $95.9 million of cash and cash equivalents. Based on recent trading prices, the Company believes its current market valuation implies a negative enterprise value. The Company has adopted a Rule 10b5-1 trading plan and expects to continue repurchasing shares of its Class A common stock under its remaining $44.6 million of authorization as of the date of this press release, subject to market conditions, applicable legal requirements, and other considerations.

Outlook
Due to the ongoing pressure within the broader social casino market, PLAYSTUDIOS is not providing formal financial guidance at this time. The Company believes a stronger and more predictable operating base will better position it to evaluate and selectively invest in future growth opportunities. Management remains committed to transparency and intends to continue engaging with investors and analysts regarding the Company’s progress and priorities.
Summary Operating Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net revenues	$48,921	$57,648	$162,323	$179,695
Total operating costs and expenses	68,690	65,514	204,946	193,789
Loss from operations	(19,769)	(7,866)	(42,623)	(14,094)
Net loss	(11,039)	(9,118)	(34,989)	(14,946)
Consolidated AEBITDA	9,980	7,245	20,854	30,446
Net loss margin	(22.6)%	(15.8)%	(21.6)%	(8.3)%
Consolidated AEBITDA margin	20.4%	12.6%	12.8%	16.9%
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS), creator of the groundbreaking myVIP loyalty program, is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Solitaire, Spider Solitaire, Sudoku, and its casino-style games such as POP! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, and myVEGAS Bingo. The myVIP loyalty platform offers its members the richest rewards in gaming and enables them to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Norwegian Cruise Lines, Royal Caribbean Cruise Lines, Virgin Voyages, Topgolf, and Cirque du Soleil, among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Average Daily Active Users (“Average DAU”): Daily Active Users ("DAU") is defined as the number of individuals who played a game on a particular day. For Tetris and our free-to-play social casino games, we track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two of these games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. For our Brainium suite of casual games, we track DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU and an individual who plays the same Brainium game on two different devices is also counted as two DAU. The term "Average DAU" is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Average Monthly Active Users (“Average MAU”): Monthly Active Users ("MAU") is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different non-Brainium games in the same month is counted as two MAU while an individual who plays the same non-Brainium game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same month is counted as two MAU while an individual who plays the same Brainium game on two different devices is also counted as two MAU. The term "Average MAU" is defined as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Because DAU and MAU are calculated separately for each game title using player IDs or app-instance IDs, as applicable, these metrics reflect engagement at the title level rather than unique individuals across our entire portfolio. Accordingly, a single individual may be counted multiple times if they engage with multiple games. In addition, these metrics are derived from a combination of internal tracking systems and third-party platform data, which may be subject to technical limitations, data discrepancies, or changes in platform reporting methodologies.
Average Daily Paying Users (“Average DPU”): Daily Paying Users ("DPU") is defined as the number of individuals who made a purchase of virtual currency or digital items within a game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase in two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term "Average DPU" is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases and to assess monetization trends within our active player base. Consistent with DAU and MAU, DPU is calculated at the game level and may reflect multiple purchases by a single individual across different titles.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Payer Conversion is also sometimes referred to as "Percentage of Paying Users" or "PPU". The term "Average Daily Payer Conversion" is defined as the Average DPU divided by Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game-related revenue and advertising revenue attributable to the applicable period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players. ARPDAU may fluctuate based on changes in pricing, player mix, advertising demand, and promotional activity.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. We use Available Rewards as one indicator of the breadth of our loyalty offering.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not recognize revenue from Purchases, as players redeem loyalty points rather than making cash payments. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Daily Rewards Inventory: Retail Value of Daily Rewards Inventory is defined as the cumulative retail value of all rewards listed as available for the period divided by the number days in the period. For rewards with unlimited inventory, the maximum of number of rewards used in the calculation is 50. The retail value of each reward listed as available is the retail value as specified by the rewards partner upon creation of the reward. Retail Value of Daily Rewards Inventory only includes the retail value of real-world partner rewards and excludes the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Daily Rewards Inventory to help us understand the real-world value of the rewards within our playAWARDS platform.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including Consolidated AEBITDA. These measures are intended to supplement, and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA Margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s business strategy, strategic initiatives, and transactions; restructuring and cost-reduction initiatives, including anticipated cost savings, operating efficiencies, and margin improvements; capital allocation priorities, including share repurchases; the performance of its existing product portfolio and potential future growth opportunities; artificial intelligence initiatives; and future financial and operating performance. These statements are based on current expectations and assumptions, are not guarantees of future performance, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others, changes in market conditions; competitive conditions; the Company's ability to execute its strategic initiatives and realize anticipated benefits from its restructuring and cost-reduction efforts; the performance of its products; consumer demand; user acquisition and retention; changes in laws, regulations, and platform policies; and the other risks and uncertainties described in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
ir@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$48,921	$57,648	$162,323	$179,695
Operating expenses:
Cost of revenue(1)	9,181	13,629	32,047	43,971
Selling and marketing	8,790	14,186	45,138	40,463
Research and development	14,428	14,814	44,297	42,702
General and administrative	8,582	12,056	26,772	35,262
Depreciation and amortization	9,342	9,576	28,884	28,743
Restructuring and related	9,167	1,253	18,608	2,648
Goodwill impairment	9,200	—	9,200	—
Total operating costs and expenses	68,690	65,514	204,946	193,789
Loss from operations	(19,769)	(7,866)	(42,623)	(14,094)
Other income (expense), net:
Change in fair value of contingent consideration	8,008	(1,866)	8,308	(2,022)
Interest income, net	775	917	2,131	2,769
Other loss, net	(23)	(9)	(683)	(748)
Total other income (loss), net	8,760	(958)	9,756	(1)
Loss before income taxes	(11,009)	(8,824)	(32,867)	(14,095)
Income tax expense	(30)	(294)	(2,122)	(851)
Net loss	$(11,039)	$(9,118)	$(34,989)	$(14,946)

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.92)	$(0.73)	$(2.79)	$(1.19)
Diluted	$(0.92)	$(0.73)	$(2.79)	$(1.19)
Weighted average shares of common stock outstanding:
Basic	12,044	12,570	12,521	12,547
Diluted	12,044	12,570	12,521	12,547
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$95,856	$104,935
Receivables, net	19,436	22,818
Prepaid expenses and other current assets	4,912	7,018
Total current assets	120,204	134,771
Property and equipment, net	11,210	13,426
Operating lease right-of-use assets	4,349	7,533
Intangible assets and internal-use software, net	54,089	76,430
Goodwill	43,022	52,222
Deferred income taxes	4,013	4,140
Other long-term assets	1,759	2,096
Total non-current assets	118,442	155,847
Total assets	$238,646	$290,618
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	6,209	7,808
Operating lease liabilities, current	2,779	3,656
Minimum guarantee liability, current	6,415	9,469
Contingent consideration, current	—	5,561
Accrued and other current liabilities	20,691	16,684
Total current liabilities	36,094	43,178
Operating lease liabilities, noncurrent	1,677	4,070
Minimum guarantee liability, noncurrent	6,000	12,000
Contingent consideration, noncurrent	—	2,747
Deferred income taxes	618	617
Other long-term liabilities	—	140
Total non-current liabilities	8,295	19,574
Total liabilities	$44,389	$62,752
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 13,441 and 13,182 shares issued, and 10,347 and 11,008 shares outstanding as of September 30, 2026 and December 31, 2025, respectively)	1	1
Class B common stock, $0.0001 par value (25,000 shares authorized, and 1,646 and 1,646 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	—	—
Additional paid-in capital	347,314	340,816
Accumulated deficit	(94,952)	(59,963)
Accumulated other comprehensive income	2,483	1,806
Treasury stock, at cost, 3,094 and 2,174 shares at September 30, 2026 and December 31, 2025, respectively	(60,589)	(54,794)
Total stockholders’ equity	194,257	227,866
Total liabilities and stockholders’ equity	$238,646	$290,618

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:	17,382	22,601
Cash flows from investing activities:
Purchase of property and equipment	(716)	(837)
Additions to internal-use software	(10,301)	(11,526)
Other	(325)	(313)
Net cash used in investing activities	(11,342)	(12,676)
Cash flows from financing activities:
Proceeds from stock option exercises	—	122
Payments for tax withholding of stock-based compensation	(593)	(1,932)
Payment of minimum guarantee liabilities	(8,391)	(9,206)
Repurchases of treasury stock	(5,795)	(3,499)
Other	(100)	—
Net cash used in financing activities	(14,879)	(14,515)
Foreign currency translation	(231)	1,141
Net change in cash, cash equivalents, and restricted cash	(9,070)	(3,449)
Cash, cash equivalents, and restricted cash at beginning of period	105,555	110,386
Cash, cash equivalents, and restricted cash at end of period	$96,485	$106,937

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA Margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss and net loss margin are the most directly comparable GAAP measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$48,921	$57,648	$162,323	$179,695

Net loss	$(11,039)	$(9,118)	$(34,989)	$(14,946)
Net loss margin	(22.6)%	(15.8)%	(21.6)%	(8.3)%
Adjustments:
Depreciation & amortization	9,342	9,576	28,884	28,743
Income tax expense	30	294	2,122	851
Stock-based compensation expense	2,041	3,030	6,779	11,896
Change in fair value of contingent consideration	(8,008)	1,866	(8,308)	2,022
Restructuring and related(1)	9,167	1,253	18,608	2,648
Goodwill impairment	9,200	—	9,200	—
Special infrequent(2)	—	1,250	—	1,250
Other, net(3)	(753)	(906)	(1,442)	(2,018)
Consolidated AEBITDA	9,980	7,245	20,854	30,446
Consolidated AEBITDA Margin	20.4%	12.6%	12.8%	16.9%

(1)Amounts reported during the three and nine months ended September 30, 2026 and September 30, 2025 relate to internal reorganization costs, including severance-related costs, fees related to evaluating various merger and acquisition opportunities, and non-recurring legal costs.
(2)Amount reported consists of a charitable contribution.
(3)Amounts reported in “Other, net” include the change in fair value of warrant liabilities, interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments:

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$37,841	$495	$38,336	$46,123	$258	$46,381
Advertising	10,572	—	10,572	11,257	—	11,257
Other	—	13	13	4	6	10
	48,413	508	48,921	57,384	264	57,648
Segment expenses
Cost of sales	9,129	53	9,182	13,603	26	13,629
Payroll & related	8,703	1,177	9,880	9,432	1,594	11,026
User acquisition	6,070	—	6,070	9,389	—	9,389
Other	10,026	398	10,424	11,562	1,024	12,586
	33,928	1,628	35,556	43,986	2,644	46,630

Reportable segment AEBITDA	$14,485	$(1,120)	$13,365	$13,398	$(2,380)	$11,018

Other operating expense
Corporate and other			3,385			3,773
Restructuring expenses			9,167			1,253
Goodwill impairment			9,200			—
Other reconciling items			(1)			2
Stock-based compensation			2,041			3,030
Special infrequent			—			1,250
Depreciation and amortization			9,342			9,576
			33,134			18,884
Non-operating income (expense)
Change in fair value of contingent consideration			8,008			(1,866)
Interest income, net			775			917
Other expense			(23)			(9)
			8,760			(958)

Loss before income taxes			(11,009)			(8,824)
Income tax expense			(30)			(294)
Net loss			$(11,039)			$(9,118)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$124,432	$1,819	$126,251	$144,797	$633	$145,430
Advertising	36,044	—	36,044	34,248	—	34,248
Other	—	28	28	3	14	17
	160,476	1,847	162,323	179,048	647	179,695
Segment expenses
Cost of sales	31,863	185	32,048	43,905	66	43,971
Payroll & related	28,785	3,944	32,729	27,686	4,614	32,300
User acquisition	34,569	—	34,569	28,612	—	28,612
Other	30,629	1,259	31,888	30,663	3,022	33,685
	125,846	5,388	131,234	130,866	7,702	138,568

Reportable segment AEBITDA	$34,630	$(3,541)	$31,089	$48,182	$(7,055)	$41,127

Other operating expense
Corporate and other			10,235			10,681
Restructuring expenses			18,608			2,648
Goodwill impairment			9,200			—
Other reconciling items			6			3
Stock-based compensation			6,779			11,896
Special infrequent			—			1,250
Depreciation and amortization			28,884			28,743
			73,712			55,221
Non-operating income (expense)
Change in fair value of contingent consideration			8,308			(2,022)
Interest income, net			2,131			2,769
Other expense			(683)			(748)
			9,756			(1)

Loss before income taxes			(32,867)			(14,095)
Income tax expense			(2,122)			(851)
Net loss			$(34,989)			$(14,946)

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - NET REVENUE
(Unaudited and in thousands, except percentages)
The following tables summarizes the Company’s virtual currency revenue disaggregated by type and by platform:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Net revenue
Virtual currency	$38,335	$46,381	$(8,046)	(17.3)%	$126,251	$145,430	$(19,179)	(13.2)%
Advertising	10,571	11,257	(686)	(6.1%)	36,045	34,248	1,797	5.2%
Other revenue	15	10	5	50.0%	27	17	10	58.8%
Total net revenue	$48,921	$57,648	(8,727)	(15.1%)	$162,323	$179,695	$(17,372)	(9.7%)

Virtual currency revenue
Third party platforms	$22,331	$38,703	(16,372)	(42.3)%	$83,152	$126,098	$(42,946)	(34.1)%
Direct-to-consumer (DTC) platforms	16,004	7,678	8,326	108.4%	43,099	19,332	23,767	122.9%
Total virtual currency revenue	$38,335	$46,381	(8,046)	(17.3)%	$126,251	$145,430	$(19,179)	(13.2)%

DTC revenue as a percentage of virtual currency revenue	41.7%	16.6%	25.1%	151.2%	34.1%	13.3%	20.8%	156.4%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2026	2025	Change		% Change	2026	2025	Change		% Change
Average DAU	1,731	2,211	(480)		(21.7)%	1,907	2,395	(488)		(20.4)%
Average MAU	6,830	9,505	(2,675)		(28.1)%	7,909	10,318	(2,409)		(23.3)%
Average DPU	15	19	(4)		(21.1)%	18	20	(2)		(10.0)%
Average Daily Payer Conversion	0.8%	0.8%	—	pp	—%	1.0%	0.8%	0.2	pp	25.0%
ARPDAU (in dollars)	$0.31	$0.28	$0.03		10.7%	$0.31	$0.27	$0.04		14.8%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and Available Rewards)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Available Rewards (in units)	426	325	101	31.1%	369	341	28	8.2%
Purchases (in units)	154	203	(49)	(24.1)%	491	683	(192)	(28.1)%
Retail Value of Daily Rewards Inventory	$2,968	$2,421	$547	22.6%	$2,469	$2,495	$(26)	(1.0)%